                                                                     Exhibit 4.9





                       AMENDMENT NO.8 TO CREDIT AGREEMENT


                 AMENDMENT dated as of April 26, 1993 among BUTLER MANUFACTURING COMPANY, a Delaware corporation (the "Borrower"), the LENDERS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"),

                                  WITNESSETH:

                 WHEREAS, the Borrower, certain banks (the "Banks") and the Agent have heretofore entered into a Credit Agreement dated as of August 24, 1989 (as amended by Amendment Nos. 1 through 7 thereto, the "Agreement");

                 WHEREAS, the Borrower has sold a portion of its real property located in Jackson County, Missouri (the "Sale Property"), and desires that the Lenders release their Lien on the Sale Property and waive the requirement that the net cash proceeds of the sale of the Sale Property be used to prepay Loans in accordance with Section 2.10 (b) of the Agreement; and

                 WHEREAS, the Borrower also desires that the Lenders increase the Revolving Commitments and the limit on incurrence of Debt by Butler Real Estate Inc., all as further provided herein;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions;References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

                                                                     Exhibit 4.9

                 SECTION 2. Release of Lien and Waiver of Prepayment. (a) The Lenders hereby release the Lien created by the Security Documents on the Sale Property only, such release to be effective upon and contemporaneously with the sale by the Borrower of the Sale Property.

                 (b) Each Lender hereby consents to the amendment, substantially in the form of Exhibit A hereto, of the Deed of Trust referred to in such Exhibit A, and irrevocably appoints and authorizes the Agent, as Agent and Secured Party, to execute and deliver such amendment.

                 (c) The Banks hereby waive the requirement that the proceeds of the sale of the Sale Property be used to prepay the Term Loans in accordance with Section 2.10(b) of the Agreement.

                 SECTION 3. Temporary Increase of Revolving Commitments. The Revolving Commitments of the Banks are hereby ratably increased, effective May 1, 1993, such that immediately after such increase the aggregate amount of the Revolving Commitments shall equal $27,500,000. Unless theretofore terminated or reduced to a lesser amount, the Revolving Commitments shall be ratably reduced at the close of business on November 30, 1993 such that immediately after such reduction the aggregate amount of the Revolving Commitments shall equal $20,000,000.

                 SECTION 4. Amendment of Section 5.18(f). Section 5.18(f) of the Agreement is hereby amended to read in full as follows:

                 (f) $20,000,000 of Debt of Butler Real Estate, Inc. (or, if immediately after giving effect to the incurrence thereof, the ratio of total Debt of Butler Real Estate, Inc. is less than 4.0 to 1.0, $30,000,000) as to which there is no recourse to any of the Borrower and its other Subsidiaries; and

                 SECTION 5. Participation Fee. On or before the date on which this Amendment becomes effective in accordance with Section 6 hereof, the Borrower will pay to the Agent for the account of the Banks ratably in accordance with their respective Commitments a participation fee of $37,500.





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                                                                     Exhibit 4.9

                 SECTION 6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof on the date that each of the following conditions shall have been satisfied: (i) receipt by the Agent of counterparts hereof signed by the Borrower and the Required Lenders, including each of the Banks (or in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) receipt by the Agent for the account of the Banks of the participation fee referred to in Section 5 hereof; and (iii) receipt by the Agent of an opinion of counsel from general counsel of the Borrower substantially in the form of Exhibit B hereto.

                 SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.





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                                                                     Exhibit 4.9

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.




                                        BUTLER MANUFACTURING COMPANY


                                        By /S/ John J. Holland
                                        ----------------------
                                        Title:  Vice President




                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Bank and Agent


                                        By /S/ Jeffrey B. Westcott
                                        --------------------------
                                        Title:  Vice President




                                        NATIONSBANK OF TEXAS,N.A.


                                        By /S/ Ellis E. Moseley
                                        -----------------------
                                        Title:  Senior Vice President




                                        THE NORTHERN TRUST COMPANY


                                        By /S/ Raheela Gill Anwar
                                        -------------------------
                                        Commercial Banking Officer





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
                                                                     Exhibit 4.9


                                        WACHOVIA BANK OF GEORGIA, N.A.
                                          F/K/A THE FIRST NATIONAL BANK
                                          OF ATLANTA

                                        By /S/ Tina P. Hayes
                                        --------------------
                                        Title: Assistant Vice President




                                        COMMERCE BANK OF KANSAS CITY



                                        By /S/ Peter W. Shriver
                                        -----------------------
                                        Title: Vice President




                                        BOATMEN'S FIRST NATIONAL BANK
                                         OF KANSAS CITY



                                        By /S/ Thomas J. Butkus
                                        -----------------------
                                        Title: Vice President




                                        UNITED MISSOURI BANK, N.A.
                                         F/K/A UNITED MISSOURI BANK
                                         OF KANSAS CITY, N.A.



                                        By /S/ Terry Dierks
                                        -------------------
                                        Title: Senior Vice President




                                        J.P. MORGAN DELAWARE



                                        By /S/ George A. Kent
                                        ---------------------
                                        Title: Vice President





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
                                                                     Exhibit 4.9


                                        WACHOVIA BANK OF NORTH
                                        CAROLINA, N.A. F/K/A
                                        WACHOVIA BANK AND TRUST CO.,
                                        N.A., as Holder of the
                                        $3,000,000 Rhode Island Port
                                        Authority and Economic
                                        Development Corporation
                                        Industrial Revenue Bond
                                        (Hedison Manufacturing Company
                                        Project) Series 1976 and the
                                        $1,500,000 Rhode Island
                                        Industrial Facilities
                                        Corporation Industrial Revenue
                                        Bond (The Alumiline Corporation
                                        Project) Series 1982



                                        By /S/ Robert G. Brookby
                                        ------------------------
                                        Title: Senior Vice President





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